EFFECTIVE DATE: [•], 2008

CHINA CORD BLOOD CORPORATION

2008 SHARE OPTION SCHEME

____________________________________

RULES OF THE
SHARE OPTION SCHEME

____________________________________

JONES DAY
Solicitors and International lawyers
29th Floor, Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong

CHINA CORD BLOOD CORPORATION

2008 SHARE OPTION SCHEME

1.	PURPOSE OF THIS SCHEME

The purpose of the Scheme is to recognise the contribution of the executives, employees, Directors (including non-executive directors and independent non-executive directors), consultants, advisers and agents of the Company and its Affiliates by granting share options to them as incentives or rewards.

2.	DEFINITIONS AND INTERPRETATION

2.1	In these rules, unless the context otherwise requires, the following words and expressions shall have the respective meanings set out opposite them:

“Affiliate”
with respect to a person, (i) any entity directly or indirectly controlling, controlled by, or under common control with, such person or (ii) any other entity designated by the Company in which the Company or an Affiliate of the Company has an interest;

“Applicable Laws”
all laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this Scheme or any Option granted pursuant to this Scheme, including but not limited to applicable laws of the PRC, the United States and the Cayman Islands, and the rules and requirements of any applicable national securities exchange;

“Auditors”	the auditors for the time being of the Company, or an independent financial adviser appointed by the Board;

“Board”	the board of Directors for the time being or a duly authorised committee thereof;

“Companies Law”	the Companies Law, Cap. 22 (Law 3 of 1961) of the Cayman Islands and includes any amendment, consolidation or re-enactment thereof from time to time;

“Company”	China Cord Blood Corporation, an exempted company incorporated in the Cayman Islands, the issued Shares of which are listed on the Stock Exchange;

“Compensation Committee”	the committee of the Board established to administer the Company’s policies, programs and procedures for compensating senior management and Directors of the Company;

“control”
with respect to a person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether by means of the ownership of equity interests of such person or one or more entities controlling such person or by means of a contractual arrangement or otherwise;

“Directors”	the directors of the Company from time to time;

“Effective Date”	the date on which the Shares of the Company are first listed on the Stock Exchange;

“Eligible Person”	any executive, employee, director (including non-executive director and independent non-executive director), consultant, adviser and agent of the Group at the time when an Offer is made;

“Group”	the Company and its Subsidiaries;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Offer”	an offer to grant an Option made in accordance with rule 3.1;

“Offer Date”	(save as modified in the context of particular rules) the date on which an Offer is made to an Eligible Person, which shall be a day on which the Shares are traded;

“Option”	an option to subscribe for Shares pursuant to the Scheme and for the time being subsisting;

“Option Holder”	a person holding an Option;

“Option Period”	the period during which an Option may be exercised as notified by the Board to an Eligible Person in the Offer, provided that such period shall not be longer than 10 years from the Offer Date;

“Option Price”	the price per Share payable on the exercise of an Option based on the 5 days average closing price immediately prior to the Offer Date;

“Relevant Event”
any variation in the share capital of the Company arising from any reduction, sub-division or consolidation of share capital, any rights issue or the issue of any share capital (including any securities convertible into share capital or warrants or options to subscribe for any share capital but excluding any Option granted pursuant to the Scheme or other share option schemes of the Group) by way of capitalisation of profits or reserves or in connection with an offer made pro rata to the Shareholders except where share capital is issued as consideration or part consideration in a transaction;

“Scheme”	the scheme in its present form or as from time to time amended in accordance with the provisions hereof;

“Scheme Period”	the period commencing on the Effective Date and expiring at the close of business on the business day immediately preceding the tenth anniversary thereof;

“Share”	an ordinary share of par value US$0.001 each (or such other amount as such ordinary shares may be divided or consolidated or converted into) in the share capital of the Company;

“Shareholder”	the registered holder of an issued Share from time to time;

“Stock Exchange”	the New York Stock Exchange, NASDAQ Global Market or (if applicable) such other stock exchange on which the Shares are primarily listed;

“Subscription Price”	an amount equal to the Option Price multiplied by the relevant number of Shares in respect of which the Option is exercised; and

“Subsidiary”
any entity in which the Company owns, directly or indirectly, equity interests representing 50% or more of the combined voting power of the capital stock of such entity that have the right to vote generally on matters submitted to a vote of the shareholders of such entity.

2.2	References to the singular include the plural, references to any one gender include every gender, references to persons include bodies corporate and unincorporated; and (in each case) vice versa.

2.3	References to rules are to the rules constituting the Scheme.

2.4	Headings used in these rules are for convenience only and shall not affect their interpretation.

2.5
References to any statute or statutory provision or the rules of the Stock Exchange shall be construed as references to such statute or statutory provision or the rules of the Stock Exchange as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification) or regulatory bodies, and shall include any subsidiary legislation enacted under the relevant statute.

3.	OFFER OF GRANT OF OPTIONS

3.1
Subject to these rules and the Applicable Laws, the Board may during the Scheme Period at its absolute discretion (subject to any terms and conditions as it may think fit) make an Offer (in such form as the Board may from time to time determine but which shall in any event be in writing) to an Eligible Person. The eligibility of the Eligible Persons is determined by the Board with reference to the Eligible Person past and expected commitment and contribution to the Group.

3.2
Any proposed grant of Options to an Affiliate of the Company must be approved by the Compensation Committee (excluding any independent non-executive Director who is proposed to be a grantee of such Options).

3.3	An Offer must not be made after a price sensitive development concerning the Group has occurred or has been the subject of a decision, until such price sensitive information has been announced.

4.	MAXIMUM NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

4.1	Subject to rule 4.2 below:

(a)
the total number of Shares which may be issued upon exercise of all Options to be granted under the Scheme shall not in aggregate exceed 15% of the Shares in issue on the Effective Date (the “Limit”), unless further Shareholders’ approval has been obtained pursuant to rule 4.1(b) and rule 4.1(c) below, provided that Options lapsed in accordance with the terms of this Scheme will not be counted for the purpose of calculating the Limit;

(b)	the Company may seek approval from Shareholders in general meetings to refresh the Limit provided that:

(i)	the Limit as refreshed shall not exceed 15% of the Shares in issue as at the date of approval of the refreshed Limit;

(ii)
Options previously granted (including those outstanding, cancelled, lapsed or exercised in accordance with the provisions of this Scheme or any other share option scheme of the Group) will not be counted for the purpose of calculating the Limit as refreshed; and

(iii)	a circular shall be dispatched to Shareholders together with the notice of the relevant general meeting in accordance with the Applicable Laws.

(c)
the Company may seek separate Shareholders’ approval in general meetings to grant Options beyond the Limit or refreshed Limit provided that the Options in excess of the Limit or refreshed Limit are granted only to such Eligible Persons specifically identified by the Company before such approval is sought, and a circular containing a generic description of the specified Eligible Persons, the number and terms of the Options to be granted, the purpose of granting Options to the specified Eligible Persons and how these Options serve such purpose shall be dispatched to Shareholders together with the notice of the relevant general meeting.

4.2
The total number of Shares which may be issued upon exercise of all outstanding Options granted and yet to be exercised under the Scheme and any other share option schemes of the Group shall not exceed 30% of the Shares in issue from time to time.

5.	ACCEPTANCE OF OFFERS OF OPTIONS

5.1
An Offer may be accepted in whole or in part (provided that any partial acceptance shall be in respect of a board lot for dealing in the Shares on the Stock Exchange or an integral multiple thereof) by an Eligible Person returning to the secretary of the Company, by 5:00 p.m. on the date specified in the Offer as the latest date for acceptance, the duplicate of the Offer document or other instrument in writing, duly signed by the Eligible Person together with a remittance in favour of the Company of US$1.00 (or any nominal amount as the Company may in its discretion stipulate) by way of consideration for the grant thereof. The Board may (but shall not be obliged to) issue Option certificates to Option Holders in such form as it may determine from time to time.

5.2
Any Offer or Option shall be personal to the person to whom it was made or granted and shall not be transferable or assignable and no Eligible Person to whom an Offer was made or Option Holder shall sell, transfer, charge, mortgage, encumber or create any interest whatsoever in favour of any third party over or in relation to any Offer or Option or enter into any agreement so to do, except where the Board may permit the Options to be transferred to other persons or entities pursuant to such conditions and procedures as the Board may, in its sole discretion, establish in writing. Any permitted transfer shall be made in accordance with the Applicable Laws. The Company shall be deemed to have withdrawn any Offer made to an Eligible Person upon any breach of the foregoing. All outstanding unexercised Options granted to an Option Holder shall also lapse upon any breach by him of the foregoing.

5.3	Offers not accepted within the period for acceptance specified in the Offer shall lapse.

6.	EXERCISE OF OPTIONS

6.1
Subject to the provisions of these rules providing for the automatic lapse of Options, Options may be exercised in whole or in part at any time during the Option Period. In order for the exercise of an Option to be effective, the secretary of the Company must, prior to the expiry of the Option Period, have received:

(a)	a written notice exercising the Option, signed by or on behalf of the Option Holder and specifying the number of Shares in respect of which the Option is being exercised; and

(b)	payment in full of the Subscription Price.

Unless otherwise agreed between the Company and the Option Holder, Shares in respect of an Option are exercised shall be allotted and issued credited as fully-paid within 30 days of the date upon which exercise of an Option becomes effective (being the date of receipt by the Company of the notice given under rule 6.1(a)).

Notwithstanding anything herein to the contrary, in respect of any taxable event arising under the Scheme concerning any Option Holder (including the grant, vesting, transfer and exercise of Options), no Shares shall be delivered under the Scheme to such Option Holder until he/she has made arrangements acceptable to the Board for the satisfaction of any income and employment tax withholding obligations under all Applicable Laws. In connection therewith, the Company shall have the authority to take any action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, including withholding a specific amount from payments owed to such Option Holder and providing for the elective payment of a specific amount by the Option Holder. The amount to be withheld by the Company or paid by the Option Holder shall be determined based on the minimum statutory withholding rates for the relevant income and employment tax and may be in the form of cash, Shares, Options, other securities or otherwise.

6.2
No Option shall be capable of exercise in part (other than to the full extent outstanding) except in amounts or multiples, subject to adjustment on the occurrence of any Relevant Event, of board lots for Shares as for the time being traded on the Stock Exchange.

6.3
Shares issued upon the exercise of an Option shall not carry voting rights until the registration of the Option Holder as the holder thereof. If under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option becoming effective in the manner referred to in rule 6.1, a dividend or distribution is to be or is proposed to be paid or made to the Shareholders by reference to a record date prior to the date of exercise, the Shares to be issued upon the exercise will not rank for such dividend or distribution. Subject as aforesaid, Shares allotted upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue on the date of the exercise.

6.4
By issuing a notice under rule 6.1(a), an Option Holder shall be deemed to represent to the Company that he has complied with all the Applicable Laws to which he is subject and obtained all necessary consents thereunder.

6.5
In the absence of any contrary provisions contained in the service agreement between the Option Holder and the Group, if any, if an Option Holder ceases to be an Eligible Person during any relevant Option Period:

(a)
by reason of ill-health, injury, disability or death (all evidenced to the satisfaction of the Board), or because his employing company ceases to be a member of the Group all his unvested Options shall vest immediately, and he or (as the case may be) his personal representative(s) may accept any outstanding Offers to him and/or exercise all his Options within a period of six months of such ill-health, injury, disability, death or cessation, failing which they shall lapse and terminate at the end of the relevant period;

(b)
by reason of retirement in accordance with his contract of employment or upon expiration of his term of directorship, then all his unvested Options shall vest immediately, and he may accept any outstanding Offers to him and/or exercise all his Options within six months after he so retires, failing which they shall lapse and terminate at the end of the relevant period;

(c)
by reason of voluntary resignation other than by reason of the circumstances set out in rules 6.5(a) and 6.5(b) or by termination of his employment for serious misconduct or in accordance with the termination provisions of his contract of employment by his employing company otherwise than by reason of redundancy or constructive termination or a change of control termination, any outstanding Offers to him and all his Options shall lapse and terminate on the date of the resignation or termination; and

(d)
for any reason other than as described in rules 6.5(a), 6.5(b) and 6.5(c), any outstanding Offers to him and/or any Options that remain exercisable at the date he ceases to be an Eligible Person may be accepted and/or exercised to the extent then exercisable under rule 6.1 within a period expiring on the earlier of six months from the date he so ceases or the expiration of the relevant Option Period(s) (but shall otherwise lapse and terminate); provided always that in each case the Board in its absolute discretion may decide that such Options shall not so lapse or terminate subject to such conditions or limitations as the Board may decide.

6.6
Notwithstanding anything in the Scheme to the contrary, an Option Period shall not be extended and, on expiry of an Option Period, all rights in respect of an Option shall terminate, except in so far as there has been an effective exercise of that Option prior thereto and the Company has not discharged all its duties under the Scheme in relation to the exercise. No Option may be exercised after the expiry of the Option Period to which it relates.

6.7
Any Options granted but not exercised may be cancelled if the Option Holder agrees in writing. Issuance of new Options to the same Option Holder may only be made if there are unissued Options available under the Scheme (excluding the cancelled Options) and in compliance with the terms of the Scheme.

7.	TAKEOVER OFFERS, LIQUIDATION AND RECONSTRUCTION

7.1
If a general offer (other than by way of scheme of arrangement pursuant to rule 7.2) is made to all Shareholders (other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) and such offer becomes or is declared unconditional during the Option Period of the relevant Option, the Option Holder shall be entitled to exercise the Option (to the extent not already exercised) to its full extent or to the extent specified in the Option Holder’s notice to the Company in accordance with the provisions of rule 6.1 at any time thereafter and up to the close of such offer (or any revised offer). All outstanding Offers and unexercised Options shall lapse upon the close of such offer (or any revised offer).

7.2
If a general offer by way of scheme of arrangement is made to all Shareholders and has been approved by the necessary number of Shareholders at the requisite meetings, the Company shall forthwith give notice thereof to all Option Holders who may at any time thereafter and until such time as specified by the Company in such notice exercise their unexercised Options to its full extent or to the extent notified by the Company. All outstanding Offers and unexercised Options shall lapse upon expiry of the period specified by the Company in the notice.

7.3
If notice is duly given by the Company to its members to convene a general meeting at which a resolution will be proposed to voluntarily wind up the Company, the Company shall give notice thereof to all Option Holders on the same date (containing an extract of the provisions of this rule) as it dispatches such notice to each member of the Company, and thereupon each Option Holder or his or her legal personal representative shall be entitled to exercise all or any of his unexercised Options either to its full extent or to the extent specified in such notice at any time not later than two business days prior to the proposed general meeting of the Company by giving notice in writing to the Company, accompanied by a remittance for the full amount of the aggregate Subscription Price whereupon the Company shall as soon as possible and, in any event, no later than the business day immediately prior to the date of the proposed general meeting referred to above, allot and issue the relevant Shares to the Option Holder, credited as fully paid, and register the Option Holder as holder thereof. If the resolution to wind up the Company is duly passed, all outstanding Offers and all Options, to the extent that they have not been exercised, shall lapse.

7.4
If under the Companies Law a compromise or arrangement between the Company and the Shareholders or between the Company and its creditors is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, the Company shall give notice thereof to all Option Holders on the same date as it dispatches the notice which is sent to each Shareholder or creditor of the Company summoning the meeting to consider the compromise or arrangement, and thereupon each Option Holder (or where permitted his personal representatives) may by notice in writing to the Company accompanied by a remittance of the full amount of the Subscription Price (such notice and remittance to be received by the Company not later than two business days prior to the proposed meeting) exercise the Option (to the extent not already exercised) either to its full extent or to the extent specified in such notice, and the Company shall as soon as possible and in any event no later than the day immediately prior to the date of the proposed meeting, allot and issue such number of Shares to the Option Holder which are to be issued on such exercise of the Option, credited as fully paid, and register the Option Holder as holder thereof. Upon the compromise or arrangement becoming effective, all outstanding Offers and all Options, except insofar as exercised under this paragraph, shall lapse.

7.5	Subject to rules 7.1 to 7.4 above, all outstanding Offers and unexercised Options shall lapse on the date of commencement of winding up of the Company.

7.6
In no circumstances shall the lapse of Offers or Options under the terms of the Scheme entitle an Eligible Person or an Option Holder to any compensation for or in respect of any consequent diminution or extinction of his rights or benefits (actual or prospective) under any Options then held by him or any Offers or otherwise in connection with the Scheme.

8.	ADJUSTMENTS

8.1
Upon the occurrence of any Relevant Event, the number or nominal amount of Shares comprised in each Option and/or the Option Price thereunder may be adjusted in any manner as the Board may deem appropriate provided always that:

(a)	any adjustments should give an Option Holder the same proportion of the share capital of the Company as that to which he was previously entitled prior to such adjustments;

(b)	no adjustments shall be made which will enable a Share to be issued at less than its par value; and

(c)
where the Relevant Event arises from an issue of Shares, reference herein to Options shall include references to Options that have been exercised prior to the date of the adjustment in respect of Shares which pursuant to rule 6.3 do not rank and are not entitled to participate in the issue.

8.2	Notice of any adjustments shall be given to the Option Holders by the Company, which may, but need not, call in Option certificates for endorsement or replacement.

9.	ADMINISTRATION

9.1
The Scheme shall be administered by the Board, which may from time to time delegate all or any part of its authority under the Scheme to the Compensation Committee (or a subcommittee thereof), as constituted from time to time, whose decision on all matters arising in relation to the Scheme, these rules or their interpretation or effect shall (save as otherwise provided herein) be final and binding on all persons who may be affected thereby.

9.2
The Board shall have power from time to time to make or vary regulations for the administration and operation of the Scheme, provided that the same are not inconsistent with these rules and the Applicable Laws.

9.3	The costs of introducing and administering the Scheme shall be borne by the Company.

9.4
Notices or other communications required to be given to an Eligible Person or to an Option Holder shall either be delivered to him personally or sent to him by pre-paid post at his home address according to the records of the Group or sent to him by facsimile transmission at his place of work or to such facsimile number as provided from time to time. Notices or other communications to be given by any Eligible Person or Option Holder to the Company shall be delivered personally, or sent by pre-paid post or by facsimile transmission to its principal place of business in Hong Kong. Such notices or communications shall be deemed to have been received:

(a)	if by delivery in person, when delivered to the addressee;

(b)
if by post in the case of a letter, on the second business day following posting if the address is in Hong Kong and on the seventh business day following posting if the address is outside Hong Kong; and

(c)
if by facsimile transmission, on production of a transmission report by the machine from which the facsimile transmission was sent which indicates that the facsimile transmission was sent in its entirety to the facsimile number of the recipient notified for the purpose of this rule.

9.5	Option Holders shall be entitled to receive copies of all notices and documents sent by the Company to the Shareholders generally.

9.6	The Company shall at all times keep available for allotment enough unissued Shares of the Company to satisfy all Options for the time being unexercised and Offers which are outstanding.

10.	VARIATIONS AND TERMINATION

10.1
Subject to rule 10.3, the Board may from time to time in its absolute discretion waive or amend any of the rules as they deem desirable; provided that, except with the prior sanction of the Company in general meeting:

(a)	no alteration to the definition of “Eligible Person”; and

(b)
no alteration to the terms and conditions of the Scheme which are of a material nature or any change to the terms of Options granted may be made, except where the alterations take effect automatically under the existing terms of the Scheme;

and provided further that any amendment which must be approved by the Shareholders of the Company in order to comply with the Applicable Laws shall not be effective unless and until such approval has been obtained. Nothing herein shall be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without further shareholder approval.

10.2
No amendments to the Scheme shall be made which would have the effect of abrogating or altering adversely any of the subsisting rights of Option Holders except with any consent on their part as would be required under the provisions of the Company's constitutional documents as if the Options constituted a separate class of share capital and as if the relevant provisions are applied mutatis mutandis.

10.3	Any change to the authority of the Board in relation to any alteration to the terms of the Scheme must be approved by the Shareholders in general meetings.

10.4
The Shareholders by an ordinary resolution in general meetings may at any time terminate the operation of the Scheme and in such event no further Offers will be made but in all other respects the provisions of the Scheme shall remain in full force and effect to the extent necessary to give effect to the exercise of any Options granted prior thereto or otherwise as may be required in accordance with the provisions of the Scheme and Options granted prior to such termination shall continue to be valid and exercisable in accordance with these rules.

11.	GOVERNING LAW AND JURISDICTION

The Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands.

12.	COMPLIANCE WITH LAW

The grant of awards and the issuance of Shares in connection with such awards under the Scheme shall be subject to compliance with the Applicable Laws. The Option may not be exercised if the issuance of Shares would constitute a violation of any such Applicable Laws. In addition, no Option may be exercised unless (a) a registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption or exception from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Option Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with the Applicable Laws and to make any representation or warranty with respect thereto as may be requested by the Company.